UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 3, 2021

OWENS & MINOR, INC.

(Exact name of Registrant as specified in charter)

Virginia	001-09810	54-1701843
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

9120 Lockwood Blvd., Mechanicsville, Virginia	23116
(Address of principal executive offices)	(Zip code)

Post Office Box 27626, Richmond, Virginia	23261-7626
(Mailing address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (804) 723-7000

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2 par value per share	OMI	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events

On March 3, 2021, Owens & Minor, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with BofA Securities, Inc., as representative of the several initial purchasers named therein (collectively, the “Initial Purchasers”), in connection with the offer and sale of $500,000,000 aggregate principal amount of the Company’s 4.500% senior notes due 2029 (the “Notes”) in a private offering (the “Offering”) to persons reasonably believed to be “qualified institutional buyers,” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons outside the United States in offshore transactions pursuant to Regulation S under the Securities Act.

The Purchase Agreement contains customary representations, warranties and covenants by the Company, together with customary closing conditions. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities. The Offering is expected to close on March 10, 2021, in accordance with the terms of the Purchase Agreement.

The Company intends to use the net proceeds of the Offering, together with expected borrowings under the New Revolving Credit Facility (as defined below) and the Amended Receivables Securitization Facility (as defined below), to fund the repurchase or repayment in full of the following outstanding debt, and to pay related fees, costs, and expenses in connection therewith: (i) outstanding borrowings under its Term B Loan (the “Term B Loan”) provided under that certain Credit Agreement dated as of July 27, 2017 (as amended, modified, extended, restated, replaced, or supplemented from time to time) among the Company, Wells Fargo Bank, N.A., JPMorgan Chase Bank, N.A., Bank of America, N.A. and a syndicate of financial institutions, including Citibank, N.A (“Existing Credit Agreement”) and (ii) outstanding borrowings under its existing revolving credit facility (the “Existing Revolving Credit Facility”) provided under the Existing Credit Agreement. Any remaining net proceeds will be used for general corporate purposes.

Concurrently with this offering, the Company intends to (i) enter into a new credit agreement for a new revolving credit facility (the “New Revolving Credit Facility”) in an aggregate principal amount anticipated to be up to $300 million and (ii) amend its existing receivables securitization facility to provide for borrowings in an aggregate principal amount anticipated to be up to $450 million (the “Amended Receivables Securitization Facility” and, together with the New Revolving Credit Facility, the “New Credit Facilities”). The amount and other terms and conditions of the New Credit Facilities have not been finalized and are therefore subject to change.

This Current Report on Form 8-K shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offer, or solicitation to buy, if at all, will be made only by means of a confidential offering memorandum. This Current Report does not constitute a notice of repayment of outstanding indebtedness under the Company’s Existing Revolving Credit Facility or a notice of repayment of its Term B Loan, and any repayment of the Term B Loan and the Existing Revolving Credit Facility will be made in accordance with the terms and conditions of the Existing Credit Agreement.

On March 3, 2021, the Company issued a press release to announce the pricing of the Notes. A copy of the press release is filed hereto as Exhibit 99.1 and is incorporated by reference herein.

Forward-Looking Statements

This Current Report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe our expectations with respect to the forward-looking statements are based upon reasonable assumptions within the bounds of our knowledge of our business and operations, all forward-looking statements involve risks and uncertainties and, as a result, actual results could differ materially from those projected, anticipated or implied by these statements. Such forward-looking statements involve known and unknown risks, uncertainties and assumptions, which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements contained in this Current Report include, but are not limited to, statements related to the Offering and the use of proceeds therefrom, and the entry into, and borrowings under the Company’s New Credit Facilities. Unless legally required, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits.

99.1	Press Release issued by the Company on March 3, 2021.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2021

OWENS & MINOR, INC.

By:	/s/ Nicholas J. Pace
Name: Nicholas J. Pace
Title: Executive Vice President, General Counsel and Corporate Secretary

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